EXHIBIT 5.1

[LETTERHEAD OF STUART | MOORE]

March 4, 2010

Board of Directors

Pacific City Financial Corporation

3701 Wilshire Boulevard, Suite 401

Los Angeles, California

RE:  Registration Statement on Form S-4

Gentlemen:

At your request, we have examined the Registration Statement on Form S-4 (the “Registration Statement”) being filed by Pacific City Financial Corporation (the “Company”) with the Securities & Exchange Commission in connection with the registration under the Securities Act of 1933 of shares and warrants of the Company (collectively the “Securities”) issuable pursuant to the merger of North Asia Investment Corporation with and into the Company, (the “Merger”).

In rendering this opinion, we have examined such documents and records as we have deemed relevant.  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies.  Based upon the foregoing and such other and further review of fact and law as we have deemed necessary or appropriate under the circumstances, and assuming that the Securities subject to the Registration Statement are issued pursuant to and in accordance with the terms of the Merger and, in the case of the warrants, exercised in accordance with their terms, upon which assumptions the following opinions are expressly conditioned, it is our opinion that the Securities that are the subject of the Registration Statement will, when issued and sold in accordance with the terms of the Merger, be validly issued, fully paid and non-assessable.

This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or related documents, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of this firm in each instance.

This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the heading “Legal Matters” therein and in any prospectus delivered pursuant to the Merger.

Respectfully submitted,

/s/ Stuart | Moore

STUART | MOORE